Exhibit 99.1

Contact: Samir Ali Sr. Director, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Third Quarter 2017 Results

•	Net income of $11 million, or $0.08 per diluted share

•	Adjusted net income of $34 million, or $0.25 per diluted share, excluding costs associated with the redemption of our 2019 senior notes

HOUSTON, October 30, 2017 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the third quarter of 2017:

	Three Months Ended
Thousands of dollars, except per share data	September 30, 2017	June 30, 2017	Change
Total revenues	$366,023	$399,289	(8)%
Operating income	58,581	20,824	181%
Adjusted operating income	58,581	92,092	(36)%
Net income	10,799	15,949	(32)%
Adjusted net income	33,787	62,273	(46)%
Earnings per diluted share	$0.08	$0.12	(33)%
Adjusted earnings per diluted share	$0.25	$0.45	(44)%

“Despite the continued weakness in the offshore drilling market, we achieved favorable third quarter results,” said Marc Edwards, President and Chief Executive Officer. “During the quarter we were able to secure additional work for our proficient moored fleet, with new wins for the Ocean Apex and Ocean Patriot, at rates well above cash flow breakeven. In addition, we took proactive measures during the quarter to further enhance our liquidity runway and better position Diamond for the eventual recovery.”

As of September 30, 2017, the Company’s total contracted backlog was $2.6 billion, which represents 20 rig years of work.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 95338408. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Contract drilling	$357,683	$339,636	$1,113,410	$1,140,568
Revenues related to reimbursable expenses	8,340	9,542	26,128	67,900

Total revenues	366,023	349,178	1,139,538	1,208,468

Operating expenses:
Contract drilling, excluding depreciation	198,072	186,654	597,812	597,831
Reimbursable expenses	8,220	7,965	25,488	51,283
Depreciation	83,281	86,473	262,492	295,729
General and administrative	17,806	15,237	54,299	48,774
Impairment of assets	—	—	71,268	678,145
Loss (gain) on disposition of assets	63	(1,222)	(2,085)	(2,265)

Total operating expenses	307,442	295,107	1,009,274	1,669,497

Operating income (loss)	58,581	54,071	130,264	(461,029)

Other income (expense):
Interest income	776	150	1,347	592
Interest expense	(28,562)	(19,032)	(83,409)	(68,704)
Foreign currency transaction loss	(677)	(712)	(517)	(7,833)
Loss on extinguishment of senior notes	(35,366)	—	(35,366)	—
Other, net	1,447	269	1,322	(11,199)

(Loss) income before income tax benefit	(3,801)	34,746	13,641	(548,173)

Income tax benefit (expense)	14,600	(20,819)	36,646	59,588

Net income (loss)	$10,799	$13,927	$50,287	$(488,585)

Income (loss) per share	$0.08	$0.10	$0.37	$(3.56)

Weighted-average shares outstanding:
Shares of common stock	137,227	137,170	137,208	137,167
Dilutive potential shares of common stock	14	84	29	—

Total weighted-average shares outstanding	137,241	137,254	137,237	137,167

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
REVENUES
Floaters:
Ultra-Deepwater	$275,859	$282,535	$217,275
Deepwater	35,634	66,905	66,011
Mid-water	39,616	36,543	56,350

Total Floaters	351,109	385,983	339,636
Jack-ups	6,574	6,187	—

Total Contract Drilling Revenue	$357,683	$392,170	$339,636

Revenues Related to Reimbursable Expenses	$8,340	$7,119	$9,542

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$139,619	$136,661	$124,099
Deepwater	27,139	31,340	36,226
Mid-water	17,753	15,771	17,634

Total Floaters	184,511	183,772	177,959
Jack-ups	6,197	6,978	1,833
Other	7,364	5,467	6,862

Total Contract Drilling Expense	$198,072	$196,217	$186,654

Reimbursable Expenses	$8,220	$6,790	$7,965

OPERATING INCOME
Floaters:
Ultra-Deepwater	$136,240	$145,874	$93,176
Deepwater	8,495	35,565	29,785
Mid-water	21,863	20,772	38,716

Total Floaters	166,598	202,211	161,677
Jack-ups	377	(791)	(1,833)
Other	(7,364)	(5,467)	(6,862)
Reimbursable expenses, net	120	329	1,577
Depreciation	(83,281)	(85,982)	(86,473)
General and administrative expense	(17,806)	(19,010)	(15,237)
Impairment of assets	—	(71,268)	—
(Loss) gain on disposition of assets	(63)	802	1,222

Total Operating Income	$58,581	$20,824	$54,071

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$276,686	$156,233
Accounts receivable, net of allowance for bad debts	271,390	247,028
Prepaid expenses and other current assets	97,803	102,146
Assets held for sale	2,598	400

Total current assets	648,477	505,807

Drilling and other property and equipment, net of accumulated depreciation	5,432,689	5,726,935
Other assets	117,062	139,135

Total assets	$6,198,228	$6,371,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$—	$104,200
Other current liabilities	180,970	236,299
Long-term debt	1,971,852	1,980,884
Deferred tax liability	124,929	197,011
Other liabilities	115,715	103,349
Stockholders’ equity	3,804,762	3,750,134

Total liabilities and stockholders’ equity	$6,198,228	$6,371,877

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income (loss)	$50,287	$(488,585)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	262,492	295,729
Loss on impairment of assets	71,268	678,145
Loss on extinguishment of senior notes	35,366	—
Deferred income, net	8,379	(23,381)
Deferred expenses, net	32,701	(1,099)
Deferred tax provision	(73,873)	(114,405)
Other	2,090	17,976
Net changes in operating working capital	(22,075)	127,614

Net cash provided by operating activities	366,635	491,994

Investing activities:
Capital expenditures (including rig construction)	(100,613)	(598,236)
Proceeds from disposition of assets, net of disposal costs	4,017	169,038
Other	31	4,603

Net cash used in investing activities	(96,565)	(424,595)

Financing activities:
Redemption of senior notes	(500,000)	—
Payment of debt extinguishment costs	(34,395)	—
Proceeds from issuance of senior notes	496,360	—
Net repayment of short-term borrowings	(104,200)	(104,489)
Other	(7,382)	(609)

Net cash used in financing activities	(149,617)	(105,098)

Net change in cash and cash equivalents	120,453	(37,699)
Cash and cash equivalents, beginning of period	156,233	119,028

Cash and cash equivalents, end of period	$276,686	$81,329

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Third Quarter 2017			Second Quarter 2017			Third Quarter 2016
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Ultra- Deepwater Floaters	$407	61%	92.0%	$436	59%	97.1%	$452	48%	87.1%
Deepwater Floaters	$195	33%	99.6%	$270	45%	96.0%	$303	34%	94.5%
Mid-Water floaters	$322	27%	98.8%	$397	20%	100.0%	$311	33%	98.4%
Jack-ups	$75	95%	95.3%	$75	86%	90.8%	—	—	—
Fleet Total			94.3%			96.6%			91.0%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes three ultra-deepwater and three deepwater semisubmersible rigs that are cold stacked.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude the second quarter 2017 asset impairments, the third quarter 2017 loss on extinguishment of debt, as well as the related tax effects thereof, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	September 30, 2017	June 30, 2017
Reconciliation of As Reported Operating Income to Adjusted Operating Income:
(In thousands)
As reported operating income	$58,581	$20,824
Impairments and other charges:
Impairment of rigs (1)	—	71,268

Adjusted operating income	$58,581	$92,092

Reconciliation of As Reported Net Income to Adjusted Net Income:
(In thousands)
As reported net income	$10,799	$15,949
Impairments and other charges:
Impairment of rigs (1)	—	71,268
Loss on extinguishment of senior notes (2)	35,366	—
Tax effect of impairments and other charges:
Impairment of rigs (3)	—	(24,944)
Loss on extinguishment of senior notes (4)	(12,378)	—

Adjusted net income	$33,787	$62,273

	Three Months Ended
	September 30,	June 30,
	2017	2017
Reconciliation of As Reported Income per Diluted Share to Adjusted Earnings per Diluted Share:

As reported income per diluted share	$0.08	$0.12
Impairments and other charges:
Impairment of rigs (1)	—	0.51
Loss on extinguishment of senior notes (2)	0.26	—
Tax effect of impairments and other charges:
Impairment of rigs (3)	—	(0.18)
Loss on extinguishment of senior notes (4)	(0.09)	—

Adjusted earnings per diluted share	$0.25	$0.45

(1)	Represents the aggregate amount of impairment loss recognized during the second quarter of 2017 related to two semisubmersible drilling rigs.
(2)	Represents the loss recognized during the third quarter of 2017 related to the redemption of our 5.875% senior notes due 2019.
(3)	Represents the income tax effect of the aggregate impairment loss recognized in the second quarter of 2017. The income tax effect of the impairment loss has been calculated on a discrete tax basis, utilizing the statutory tax rates for the applicable tax jurisdictions of the rig-owning companies. We believe that this approach provides investors and others with useful information regarding the actual tax impact of these transactions when the appropriate tax returns are filed with the taxing authorities.
(4)	Represents the income tax effect of the loss on extinguishment of the 2019 senior notes recognized in the third quarter of 2017. The income tax effect of the loss was calculated using the U.S. corporate tax rate.